UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2017 (September 26, 2017)

AB PRIVATE CREDIT INVESTORS CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	000-55640	81-2491356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas

New York, NY 10105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 969-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 29, 2017, AB Private Credit Investors Corporation (the “Company”) and State Street Bank and Trust Company (the “Administrator”) entered into an agreement for the Administrator to provide the Company with administrative services necessary for the Company’s operation (the “Administration Agreement”). Pursuant to the Administration Agreement, the Administrator provides the Company with, among other things, office facilities, equipment, clerical, bookkeeping and record keeping services. In addition, the Administrator assists the Company in the filing of the Company’s tax returns. As detailed in the Administration Agreement, the Company will reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations pursuant to the Agreement.

On September 29, 2017, the Company and State Street Bank and Trust Company (the “Custodian”) entered into an agreement pursuant to which the Custodian was appointed the Company’s custodian to hold securities, cash, and other assets on behalf of the Company.

On September 29, 2017, the Company and AB Private Credit Investors LLC (the “Adviser”) entered into an agreement (the “Expense Support and Conditional Reimbursement Agreement”) to limit certain of the Company’s Operating Expenses, as defined in the Expense Support and Conditional Reimbursement Agreement, to no more than 1.5% of the Company’s average quarterly gross assets. To achieve this percentage limitation, the Adviser has agreed to reimburse the Company for certain Operating Expenses on a quarterly basis, and the Company has agreed to later repay such amounts, pursuant to the terms of the Expense Support and Conditional Reimbursement Agreement.

On September 26, 2017, the Company and AllianceBernstein Investor Services, Inc. (“ABIS”), an affiliate of the Company, entered into an agreement pursuant to which ABIS will provide transfer agent services to the Company (the “Transfer Agency Agreement”).

On September 26, 2017, the Company finalized the dividend reinvestment plan (the “DRIP”) of the Company, a form of which was approved by the board of directors of the Company on August 7, 2017. Pursuant to the DRIP, the stockholders of the Company will receive dividends or other distributions in cash unless a stockholder elects to reinvest his or her dividends and other distributions.

The information set forth above with respect to the Administration Agreement, the Custodian Agreement, the Transfer Agent Agreement, the Expense Support and Conditional Reimbursement Agreement and the Dividend Reinvestment Plan does not purport to be complete in scope and is qualified in its entirety by the full text of each respective agreement, which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5, respectively, hereto and are incorporated into this Current Report on Form 8-K by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Administration Agreement, dated as of September 29, 2017

10.2	Custodian Agreement, dated as of September 29, 2017

10.3	Expense Support and Conditional Reimbursement Agreement, dated as of September 29, 2017

10.4	Transfer Agency Agreement, dated as of September 26, 2017

10.5	Dividend Reinvestment Plan, dated as of September 26, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2017	AB PRIVATE CREDIT INVESTORS CORPORATION

	By:	/s/ Wesley Raper
Wesley Raper
Chief Financial Officer and Treasurer